UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIRIOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-4314201
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

44 Milton Avenue, Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Greg Duncan

Chief Executive Officer

Virios Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

(Name and address of agent for service)

(866) 620-8655

(Telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

⌧	⌧ ⌧
Large accelerated filer◻ Non-accelerated filer⌧	Accelerated filer◻ Smaller reporting company⌧ Emerging growth company⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

INTRODUCTORY NOTE

Virios Therapeutics, Inc. (the “Registrant”) has filed this registration statement on form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 1,250,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), not previously registered, pursuant to the Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan, as amended (the “Amended and Restated Plan”). Such shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statement on Form S-8 concerning the Virios Therapeutics, Inc. 2020 Equity Incentive Plan filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 21, 2020 (Registration No. 333-251544) (the “Prior Registration Statement”).

Effective as of March 28, 2022, the Board of Directors of the Registrant authorized the registration of an additional 1,250,000 shares of Common Stock under the Amended and Restated Plan. In accordance with Instruction E to the General Instructions to Form S-8, the Registrant is registering the additional 1,250,000 shares of Common Stock which may, following approval of the Amended and Restated Plan by the Registrant’s stockholders, which occurred on June 16, 2022, be offered and sold under the Amended and Restated Plan pursuant to this Registration Statement, and the contents of the Prior Registration Statement are incorporated by reference herein except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the Commission’s rules):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 18, 2022;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 13, 2022;
(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on June 3, 2022 and June 17, 2022; and
(d)	The description of the Registrant’s shares of Common Stock contained in its registration statement on Form 8-A filed by the Registrant with the Commission on December 16, 2020 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed August 28, 2020.)

4.2	Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed August 28, 2020.)

4.3

Specimen Certificate evidencing shares of the Registrant’s common stock. (incorporated by reference herein from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on October 16, 2020).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of FORVIS, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

99.1	Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 17, 2022).

107*	Filing Fee Table.

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, State of Georgia, on June 22, 2022.

VIRIOS THERAPEUTICS, INC.

By:	/s/ Greg Duncan
Greg Duncan
Chief Executive Officer (Principal Executive Officer)

We, the undersigned officers and directors of Virios Therapeutics, Inc. (the “Company”), hereby constitute and appoint Greg Duncan and Angela Walsh, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Greg Duncan	Chairman of the Board of Directors, and Chief Executive Officer	June 22, 2022
Greg Duncan	(Principal Executive Officer)

/s/ Angela Walsh	Senior Vice President of Finance	June 22, 2022
Angela Walsh	(principal financial and accounting officer)

/s/ Richard Burch	Director	June 22, 2022
Richard Burch

/s/ Abel De La Rosa	Director	June 22, 2022
Abel De La Rosa

/s/ David Keefer	Director	June 22, 2022
David Keefer

/s/ William L. Pridgen, MD	Director	June 22, 2022
William L. Pridgen, MD

/s/ John C. Thomas, Jr.	Director	June 22, 2022
John C. Thomas, Jr.

/s/ Richard J. Whitley, MD	Director	June 22, 2022
Richard J. Whitley, MD

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed August 28, 2020.)

4.2	Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed August 28, 2020.)

4.3

Specimen Certificate evidencing shares of the Registrant’s common stock. (incorporated by reference herein from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on October 16, 2020).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of FORVIS, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

99.1	Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 17, 2022).

107*	Filing Fee Table.

*	Filed herewith.